8-K/A 2 rcat1119form8ka1exh23_1.htm CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts”, and the inclusion of our report dated December 2, 2020, for the years ended and as of December 31, 2018 and 2019, related to the financial statements of Fat Shark Ltd., included in the Current Report on Form 8K/A (Amendment No. 1) of Red Cat Holdings, Inc., SEC File No. 000-31587 filed on or about December 4, 2020.

/s/ BF Borgers CPA PC

BR Borgers CPA PC

Lakewood, CO

December 4, 2020